2013 Guidance 34 DUNKIN’ DONUTS U.S. 3% – 4% comp store sales growth 330 – 360 total net unit development 450 – 500 remodels INTERNATIONAL (DD & BR) 400 – 500 total net unit development BASKIN-ROBBINS U.S. 1 – 3% comp store sales growth 0 – (30) total net unit development BUSINESS SEGMENTS DUNKIN’ BRANDS 6 – 8% revenue growth 10 – 12% adjusted operating income growth 150 to 200 bps of adjusted operating income margin expansion $1.50 – $1.53 EPS $125 – $135M Free Cash Flow